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                                                                    EXHIBIT 99.1

                         ANNUAL SERVICER'S CERTIFICATE
                             FIRST USA BANK, N.A.

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                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1
                      1998 ANNUAL SERVICER'S CERTIFICATE

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The undersigned, a duly authorized representative of First USA Bank, N.A.
("First USA"), as Successor Transferor and Servicer to Bank One, Louisiana, N.A. (as successor to First National Bank of Commerce ("FNBC")), pursuant to the Pooling and Servicing Agreement dated as of August 1, 1997 (as may be amended and supplemented from time to time, the "Agreement"), among First USA, as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

1. First USA is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

3. A review of the activities of Servicer during the fiscal year ended December 31, 1998, and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made during the fiscal year ended December 31, 1998, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th
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day of March, 1999.
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                                    FIRST USA BANK, N.A.,
                                      as Servicer



                                    By: /s/ TRACIE H. KLEIN
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                                    Name:   Tracie H. Klein
                                    Title:  Vice President